SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ PreliminaryProxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PACIFIC MERCANTILE BANCORP

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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PACIFIC MERCANTILE BANCORP

April 14, 2005

Dear Shareholder:

The Board of Directors and I would like to extend you a cordial invitation to attend the Annual Meeting of Shareholders of Pacific Mercantile Bancorp (the “Company”). The Meeting will be held on Tuesday, May 17, 2005, at 2:00 P.M., at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, CA 92660.

The attached Notice of Annual Meeting and Proxy Statement describe in detail the matters to be acted on at the meeting. We also will discuss the operations of the Company and its wholly owned subsidiaries including, in particular, Pacific Mercantile Bank (the “Bank”). Your participation in Company activities is important, and we hope you will attend.

Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the enclosed proxy card in the accompanying postage-paid reply envelope, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

Sincerely,

Raymond E. Dellerba

President and Chief Executive Officer

949 South Coast Drive, Third Floor, Costa Mesa, California 92626 (714) 438-2500

PACIFIC MERCANTILE BANCORP

949 South Coast Drive, Third Floor

Costa Mesa, California 92626

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 17, 2005

NOTICE TO THE SHAREHOLDERS OF PACIFIC MERCANTILE BANCORP:

The 2005 Annual Meeting of Shareholders of Pacific Mercantile Bancorp (the “Company”) will be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, CA 92660, on Tuesday, May 17, 2005, at 2:00 PM., Pacific Time, for the following purposes:

1.	Election of Directors. To elect the following seven nominees to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and have qualified:

George H. Wells	Warren T. Finley
Raymond E. Dellerba	John Thomas, M.D.
Ronald W. Chrislip	Robert E. Williams
Julia M. DiGiovanni

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 8, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors

April 14, 2005                                                                                        Raymond E. Dellerba

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU SHOULD COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. Returning the enclosed proxy will assure that your vote will be counted and it will not prevent you from voting in person if you choose to attend the Annual Meeting.

PACIFIC MERCANTILE BANCORP

949 South Coast Drive, Third Floor

Costa Mesa, California 92626

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held at 2:00 P.M., Pacific Time, May 17, 2005

INTRODUCTION

This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Pacific Mercantile Bancorp, a California corporation (the “Company”), for use at the 2005 Annual Meeting of Shareholders, which will be held on Tuesday, May 17, 2005, at 2:00 P.M., Pacific Time, at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, CA 92660, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 14, 2005.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Some shareholders may have their shares registered in different names or hold shares in different capacities. For example, a shareholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this Proxy Statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to sign, date and return all of those proxy cards.

Who May Vote?

If you were a shareholder on the records of the Company at the close of business on April 8, 2005, you may vote at the 2005 Annual Meeting, either in person or by proxy. On that day, there were 10,160,977 shares of our common stock outstanding and entitled to be voted.

How Many Votes Do I Have?

Each share is entitled to one vote; except that if any shareholder in attendance at the Annual Meeting announces an intention to cumulate votes in the election of directors prior to the voting, then all shareholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each shareholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which at this Annual Meeting will be seven), multiplied by the number of shares which the shareholder is entitled to vote at the Meeting, and to cast all of those votes for a single nominee or to distribute them among any two or more of the nominees in such proportions as the shareholder may choose.

In order to vote, you must either designate a proxy to vote on your behalf or attend the Annual Meeting and vote your shares in person. The Board of Directors requests your proxy so that your shares will count toward a quorum and be voted at the Annual Meeting.

How Will The Board Vote My Proxy?

A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the shareholder on that proxy. If a shareholder provides no specific direction, the shares will be voted FOR the election of the Directors nominated by the Board.

If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted in accordance with the judgment of the holders of the proxy. However, if your stock is held in a brokerage account or by a nominee, please read the information below under caption “Voting Shares Held by Brokers, Banks and Other Nominees” and “Required Vote” regarding how your shares may be voted.

How Do I Vote?

Voting by Proxy. Shareholders may complete, sign, date and return their proxy cards in the postage-prepaid return envelope provided. If you sign and return your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors (except, as described below, for shares held by brokers, banks and other nominees). If you forget to sign you proxy card, your shares cannot be voted. However, if you sign your proxy card but forget to date it, your shares will still be voted as you have directed. You should, however, date your proxy card, as well as sign it.

Voting In Person at the Annual Meeting. In the alternative, you may attend the Annual Meeting and vote in person. However, if your shares are held in a brokerage account or by a nominee holder, you will need to contact the broker or the nominee holder to obtain a proxy that will enable you to vote your shares in person at the Annual Meeting.

Voting Shares Held by Brokers, Banks and Other Nominees

If you hold your shares of common stock in a broker, bank or nominee account, you are the “beneficial owner” of those shares, holding them in “street name.” In order to vote your shares, you must give voting instructions to your broker, bank, or other intermediary who is the “nominee holder” of your shares. We ask brokers, banks and other nominee holders to obtain voting instructions from the beneficial owners of our common stock. Proxies that are transmitted by nominee holders on your behalf will count toward a quorum and will be voted as instructed by you as beneficial holder of the shares. If you fail to provide voting instructions to your broker or other nominee, your broker or other nominee will have discretion to vote your shares at the Annual Meeting for the election of the Board’s Director nominees (unless there is a “counter-solicitation” or your broker has knowledge of a “contest,” as those terms are used in the New York Stock Exchange Rules).

Vote Required

Quorum Requirement. Our Bylaws require that a quorum – that is, the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Meeting (other than adjourning the Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).

Voted Required to Elect Directors. Assuming a quorum of the shareholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of Directors. As a result, the seven nominees who receive the highest number of votes cast will be elected. Any shares voted to “Withhold Authority” will have no effect on the outcome of the election of directors. Broker non-votes, which relate to shares for which “street” or “nominee” holders do not obtain voting instructions from the beneficial holders and cannot or do not choose to vote the shares on a discretionary basis, are not counted as votes cast. However, shares voted to Withhold Authority and broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present.

How Can I Revoke My Proxy?

If you are a registered owner and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:

•	Sending a written notice to revoke your proxy to the Secretary of the Company, at 949 South Coast Drive, Suite 300, Costa Mesa, California 92626. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences.

•	Transmitting a proxy by mail at a later date than your prior proxy. To be effective, that later dated proxy must be received by the Company before the Annual Meeting commences. If you fail to date or to sign that proxy, however, it will not be treated as a revocation of an earlier dated proxy.

•	Attending the Annual Meeting and voting in person or by proxy in a manner different then that the instructions contained in your earlier proxy.

However, if your shares are held by a broker or other nominee holder, you will need to contact your broker or the nominee holder if you wish to revoke your proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is certain information, as of April 8, 2005, regarding the shares of our common stock that were owned, beneficially, by (i) each person who we know owns 5% or more of the outstanding shares of our common stock, (ii) each director and nominee for director, (iii) each of the current executive officers of the Company who are named in the Summary Compensation Table (the “Named Officers”), and (iv) all of the current directors and executive officers as a group.

Name	Number of Shares Beneficially Owned(1)		Percent of Shares Outstanding(1)
First Manhattan Co. 437 Madison Avenue New York, NY 10022	950,925	(2)	9.4%
Raymond E. Dellerba	541,847	(3)(4)	5.1%
George H. Wells	200,743	(3)(5)	2.0%
John Thomas, M.D.	148,708	(3)	1.5%
Robert E. Williams	127,744	(3)	1.3%
Warren T. Finley	117,994	(3)(6)	1.2%
Ronald W. Chrislip	108,458	(3)(7)	1.1%
Julia M. DiGiovanni	106,458	(3)(8)	1.0%
Nancy Gray	9,700	(3)	*
All directors and officers as a group (8 persons)	1,361,652	(9)	12.4%

*	Represents less than 1% of the outstanding shares.

(1)	Beneficial ownership includes voting or dispositive power with respect to shares shown as beneficially owned. Shares subject to options that are exercisable or become exercisable on or before June 7, 2005 are deemed outstanding for purposes of computing the shares and percentage ownership of the person holding such options, but not for computing the percentage ownership of any other shareholder. Except as otherwise indicated and except for the effect of community property laws, the persons listed in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)	According to a report filed with the Securities and Exchange Commission, First Manhattan Co. (FMC) holds sole voting and dispositive power with respect to 101,900 of these shares, and shares voting power respect to 778,425, and shares dispositive power with respect to 849,025, of these shares. Included in the total shares reported are 43,800 shares owned by family members of the Senior Managing Director of FMC. FMC has disclaimed dispositive power with respect to 15,000, and beneficial ownership of the remaining 28,800, of such shares.

(3)	Includes the following numbers of shares that may be purchased on exercise of options on or before June 7, 2005: Mr. Dellerba – 450,647 shares; Mr. Wells – 132,243 shares; Dr. Thomas, Mr. Chrislip and Mrs. DiGiovanni – 43,958 shares each; Messrs. Finley and Williams – 61,244 shares each; and Ms. Gray – 8,800 shares.

(4)	Does not include and Mr. Dellerba disclaims beneficial ownership of 2,500 shares owned by Mr. Dellerba’s mother as custodian for Mr. Dellerba’s minor children and 2,500 shares owned by other family members.

(5)	Does not include and Mr. Wells disclaims beneficial ownership of 9,500 shares owned by his spouse.

(6)	Includes 2,500 shares held in a trust of which Mr. Finley is a trustee. Does not include and Mr. Finley disclaims beneficial ownership of 72,834 shares which are owned by family members (not residing with him).

(7)	Does not include and Mr. Chrislip disclaims beneficial ownership of 6,050 shares which are owned by certain family members (not residing with him).

(8)	Does not include and Mrs. DiGiovanni disclaims beneficial ownership of 4,200 shares which are owned by other family members (not residing with her).

(9)	Includes a total of 846,052 shares that may be acquired on exercise of stock options on or before June 7, 2005. Excludes shares as to which any directors or officers have disclaimed beneficial ownership, as described in the above footnotes.

ELECTION OF DIRECTORS

(Proposal No. 1)

Seven directors will be elected at the Annual Meeting to hold office until the next Annual Shareholders Meeting is held or until their successors are elected and have qualified. The Board of Directors has nominated the persons named below for election to the Board. Each of those nominees is an incumbent director who was elected to his or her position on the Board by the Company’s shareholders at the 2004 Annual Meeting and has consented to serve as a director, if re-elected. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for the election of all seven of these nominees. If, prior to the Meeting, any nominee of the Board of Directors becomes unable to serve as a director, the proxy holders will vote the proxies received by them for the election of a substitute nominee selected by the Board of Directors.

Vote Required and Recommendation of the Board of Directors

Under California law, the seven nominees receiving the most votes cast in the election of Directors by holders of shares of common stock present or represented by proxy and entitled to vote at the Meeting will be elected to serve as Directors of the Company for the ensuing year. As a result, shares as to which the authority to vote is withheld, which will be counted, and broker non-votes, which will not be counted, will have no effect on the outcome of the election of directors.

If any record shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes in the election of Directors, the proxy holders shall have the discretion to allocate and cast the votes represented by the proxies they hold among the nominees named below in such proportions as they deem appropriate in order to elect as many of those nominees as is possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Nominees

The following sets forth the names and a brief description of the principal occupation and recent business experience of each of the nominees selected by the Board of Directors for election to the Company’s Board of Directors at the Annual Meeting:

Raymond E. Dellerba, age 57, has served as President, Chief Executive Officer and a Director of the Company and Pacific Mercantile Bank, the Company’s primary operating subsidiary (the “Bank”), since the respective dates of their inception. From February 1993 to June 1997, Mr. Dellerba served as the President, Chief Operating Officer and director of Eldorado Bank, and as Executive Vice President and a director of Eldorado Bancorp. Mr. Dellerba has more than 30 years of experience as a banking executive, primarily in Southern California and Arizona.

George H. Wells, age 70, has served as the Chairman of the Board and a Director of the Company and the Bank since the respective dates of their inception. Mr. Wells is a private investor. Mr. Wells was a founding director of Eldorado Bank in 1972 and served as Chairman of the Board of Directors of that bank and of its parent holding company, Eldorado Bancorp, from 1979 to 1997, when Eldorado Bank was sold. Prior to becoming a private investor, Mr. Wells held various executive positions with Technology Marketing Incorporated, a publicly owned computer development services and software company, including Chairman, President, Treasurer and Chief Financial Officer.

Ronald W. Chrislip, age 54, has served as a Director of the Company and the Bank since the respective dates of their inception. Mr. Chrislip has been an attorney in private practice in the City of Santa Ana since 1976. Mr. Chrislip also has a law office in San Clemente, California.

Julia M. DiGiovanni, age 86, has served as a Director of the Company and the Bank since the respective dates of their inception. Mrs. DiGiovanni is, and for more than the past five years has been, a private investor. She also served as a director of Eldorado Bank and its parent corporation, Eldorado Bancorp, from October 1995 until 1997 and as a member of the Board of Directors of Mariners Bank, a state chartered bank based in San Clemente, California, from 1991 until 1995, when that Bank was acquired by Eldorado Bank.

Warren T. Finley, age 73, has served as a Director of the Company and the Bank since the respective dates of their inception. Mr. Finley also is Chairman of the Compensation Committee of the Board of Directors. Mr. Finley is an attorney who is, and for more than 40 years has been, engaged in the private practice of law in Orange County, California. Mr. Finley also served as a director of Eldorado Bank and its parent holding company, Eldorado Bancorp, from 1972 to 1997.

John Thomas, M.D., age 55, has served as a Director of the Company and the Bank since the respective dates of their inception. Dr. Thomas is a licensed physician who is, and for more than the past 15 years has been, engaged in the private practice of medicine, specializing in the practice of Radiation Oncology. He also serves as, and for more than the past 7 years has been, the Medical Director of the Red Bluff Tumor Institute. He is a Diplomate and Fellow of the American Board of Radiology, a Fellow of the American College of Radiation Oncology, and a member of the Standards Committee for the American College of Radiation Oncology.

Robert E. Williams, age 63, has served as a Director of the Company and the Bank since the respective dates of their inception and is Chairman of the Company’s Audit Committee. Mr. Williams is, and for more than 20 years has been, a certified public accountant, with Robert E. Williams Accountancy Corporation, a firm that he established in 1978. Mr. Williams is also in association with the accounting firm of Williams, Magdaleno and Crellin.

There are no family relationships among any of the officers or directors.

THE BOARD OF DIRECTORS

The Role of the Board of Directors

In accordance with our Bylaws and California law, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board also are the members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board keep informed about our business through discussions with senior management and other officers and managers of the Company and its subsidiaries, including the Bank, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and in Board committee meetings.

As reflected in our Corporate Governance Guidelines discussed in greater detail below, our Board members are encouraged to prepare for and attend all Board of Director and shareholder meetings and the meetings of the Board committees on which they are members. During 2004, the Boards of Directors of the Company and the Bank held a total of six meetings and twelve meetings, respectively, and all of the directors attended at least 75 percent of the total of those meetings and the meetings of the Board committees on which they served. All seven of our directors attended our Annual Meeting of Shareholders held in May 2004.

Number of Directors

The Board currently consists of seven members. Our Bylaws provide that the authorized number of directors shall be a number between five and nine, inclusive, with the exact number within that range to be determined by the Board of Directors, which may change the number from time to time, within that range, as it deems to be appropriate.

Term of Office of Directors

All of our directors are elected at each annual meeting of shareholders for a term of one year and until their respective successors are elected and qualify to serve on the Board. If a vacancy occurs in any Board position between annual meetings, the Board may fill the vacancy by electing a new director to that position. The Board may also create a new director position and elect a Director to hold the newly created position for a term ending at the next annual meeting of shareholders.

Director Independence

The Board has determined, after careful review, that each member of the Board is independent under the definition of independence set forth in NASDAQ’s listed company rules, with the exception of Mr. Dellerba, because he is our Chief Executive Officer. In reaching this conclusion, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors. The Board determined that any relationships that now exist, or may have existed in the past, between the Company and any of the non-management directors have no material effect on their independence.

In accordance with the Board’s independence evaluation, six out of seven of the current members of the Board are independent directors. In addition, all of the members of the Audit and Compensation Committees of the Board are independent directors.

Communications with the Board

Shareholders and other parties interested in communicating with the non-management directors as a group may do so by writing to the Chairman of the Board of Directors, c/o Corporate Secretary, Pacific Mercantile Bancorp, 949 South Coast Drive, Suite 300, Costa Mesa, California 92626. The Corporate Secretary will review and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Board’s Audit Committee.

Corporate Governance Guidelines

Our Directors believe that sound governance practices and policies provide an important framework to assist them in fulfilling their oversight duty. In April 2004, our Board formally adopted Amended and Restated Corporate Governance Guidelines of Pacific Mercantile Bancorp (the “Governance Guidelines”), which include a number of the practices and policies under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the new requirements under the NASDAQ’s listed company rules and the Sarbanes-Oxley Act of 2002. Some of the principal subjects covered by our Governance Guidelines include:

•	Director Qualifications, which include a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account the candidate’s employment and other board commitments.

•	Responsibilities of Directors, including acting in the best interests of all shareholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; and providing active, objective and constructive participation at those meetings.

•	Director Access to management and, as necessary and appropriate, independent advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.

•	Maintaining Adequate Funding to retain independent advisors for the Board, and also for its standing committees as the members of those committees deem to be necessary or appropriate.

•	Director Orientation and Continuing Education, including programs to familiarize new directors with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and corporate governance guidelines. In addition, each director is expected to participate in continuing education programs relating to developments in the Company’s business and in corporate governance.

•	Annual Performance Evaluation of the Board, including an annual self-assessment of the Board’s performance as well as the performance of the Audit and Compensation Committees.

•	Regularly Scheduled Executive Sessions, without management, will be held by the Board. In addition, the Audit Committee meets with the Company’s outside auditors separately from management.

Code of Business Conduct

We have adopted a Code of Business Conduct for our officers and employees, that also includes specific ethical policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Business Conduct can be found at the Investor Relations section of our website at www.pmbank.com. We intend to disclose, at this location on our website, any amendments to that Code and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer.

Other Governance Matters

In addition to the governance initiatives discussed above, our Chief Executive Officer and Chief Financial Officer have provided the certifications of our SEC filings required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 each quarter since the certification rules became applicable to us. We also have adopted charters for our Board committees in compliance with NASDAQ listed company rules.

You can access our Board committee charters, and other corporate governance materials, news releases and SEC filings, by visiting the Investor Relations section of our website at www.pmbank.com.

Committees of the Board of Directors

The Board has two standing committees: an Audit Committee and a Compensation Committee. Information regarding the members of each of those Committees and their responsibilities and the number of meetings held by those Committees in 2004 is set forth below. The Board of Directors, as a whole, functions as the Nominating Committee.

Audit Committee. The members of the Audit Committee are Robert E. Williams, its Chairman, George H. Wells, and Warren T. Finley. All of the members of the Audit Committee are independent directors within the meaning of the NASDAQ listed company rules and meet the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors has determined that Mr. Williams and Mr. Wells meet the definitions of “audit committee financial expert” adopted by the Securities and Exchange Commission (the “SEC”) and included in NASDAQ’s rules for listed companies. The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit Committee, approved that charter. A copy of that Audit Committee Charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.pmbank.com. The Audit Committee held 11 meetings during fiscal 2004. The Audit Committee also meets with our outside auditors and members of management, separately.

Compensation Committee. The Compensation Committee is comprised of the following six directors, all of whom are independent (as defined in the applicable NASDAQ listed company rules): Warren Finley, who serves as the Committee’s Chairman, George H. Wells, Julia M. DiGiovanni, Ronald W. Chrislip, Dr. John Thomas and Robert E. Williams. The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans for our executive officers. Our Board of Directors has approved a charter setting forth the role and responsibilities of the Compensation Committee. A copy of that charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.pmbank.com. The Compensation Committee held two meetings during 2004.

Nominating Committee. The Board of Directors has decided that the full Board should perform the functions of a nominating committee for the Company. It made that decision because the Board believes that selecting new Board nominees is one of the most important responsibilities the Board members have to our shareholders and, for that reason, all of the members of the Board should have the right and responsibility to participate in the selection process. In its role as nominating committee, the Board will identify and screen new candidates for Board membership. Each of the Board members, other than Mr. Dellerba, is an “independent director” within the meaning of the NASDAQ listed company rules and the Board has decided that actions of the Board, in its role as nominating committee, can be taken only with the affirmative vote of a majority of the independent directors on the Board. Our Board of Directors has adopted a charter setting forth the responsibilities of the Board when acting as a nominating committee. A copy of that charter, which complies with applicable NASDAQ rules, is accessible at the Investor Relations section of our website at www.pmbank.com. The Board met one time during 2004 in its role as nominating committee.

The Director Nominating Process. In identifying new Board candidates, the Board will seek recommendations from existing board members and executive officers. In addition, the Board intends to consider any candidates that may be recommended by any of the Company’s shareholders who make those recommendations in accordance with the procedures described below. The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it identifying qualified candidates for the Board.

In assessing and selecting Board candidates, the Board will consider such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience; and the candidate’s reputation for integrity. When selecting a nominee from among candidates considered by the Board, it will conduct background inquiries of and interviews with the candidates the Board members believe are best qualified to serve as directors. The Board members will consider a number of factors in making their selection of a nominee from among those candidates, including, among others, whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including serving on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Shareholder Recommendation of Board Candidates. Any shareholder desiring to submit a recommendation for consideration by the Board of a candidate that the shareholder believes is qualified to be a Board nominee at any future annual shareholders meeting may do so by submitting that recommendation in writing to the Board not later 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to shareholders. However, if the date of an upcoming annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition, the recommendation needs to be accompanied by the following information: (i) the name and address of the nominating shareholder and of the person being recommended for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating shareholder, his or her recommended candidate and any other shareholders known by the nominating shareholder to be supporting the candidate’s nomination; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating shareholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such shareholder and any other person or persons (naming such other person or persons); (iv) such other information regarding the recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the written consent of the recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director.

Directors’ Compensation

For their services as directors of the Company and the Bank in 2004, the Chairman of the Board of Directors and the other non-employee directors received the following per-meeting fees: (i) $700 and $500, respectively, for preparing for, attending and participating in Company Board meetings, and (ii) $1,275 and $1,000, respectively, for preparing for, attending and participating in Bank Board meetings. Each member of the Audit Committee received a per-meeting fee of $250, and each member of the Compensation Committee received a per-meeting fee of $150, for preparing for, attending and participating in, meetings of those Committees. Non-employee directors also serve as members of the following standing committees of the Bank’s Board of Directors: the Executive Committee, Loan Committee and Acquisition Committee and, for their services on those Committees, each of them received a fee of $150 for each meeting attended.

In 2004, the Chairman of the Board, the respective Chairmen of the Audit and Compensation Committees and each of the other non-employee Directors were granted options to purchase 45,000, 15,000 and 5,000 shares, respectively, of our common stock, at exercise prices equal to 100% of the closing price of the Company’s shares, on NASDAQ, on the respective dates of grant of those options. The options become exercisable in sixty (60) equal monthly installments and are governed by the terms and provisions of the Stock Incentive Plans under which those options were granted.

Raymond E. Dellerba, who is a management director of the Company and the Bank, does not receive any fees for his service on the Boards of Directors of the Company or the Bank.

Beginning in 2005, the Chairman of the Board of Directors, each non-employee director who serves as Chairman of the Audit or Compensation Committee and each other non-employee director will receive annual retainers of $42,500, $25,000 and $20,000, respectively, for their service as Directors of the Company and the Bank, and the Chairman of the Board and each non-employee Director will receive a fee of $400 and $200, respectively, for each Company Board Meeting and for each Bank Board meeting attended. The Chairman of the Audit Committee and the Chairman of the Compensation Committee will receive a fee of $500 and $250, respectively, for each meeting of those Committees that they attend and each of the other members of the Board Committees of the Company or the Bank will receive a fee of $150 for each of the meetings of those Committees that they attend.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon information made available to us, we believe that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, for the year ended December 31, 2004, that were applicable to our directors and officers were satisfied.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid for services rendered in all capacities in each of the fiscal years in the three year period ended December 31, 2004, by the Company’s Chief Executive Officer and Chief Financial Officer, who were the only executive officers whose aggregate cash compensation for services rendered to the Company in all capacities in 2004 exceeded $100,000 (collectively, the “Named Officers”):

Summary Compensation Table

		All Cash Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)		Bonus($)(1)	Stock Options (# of Shares)
Raymond E. Dellerba	2004	$322,100	(3)	$290,700	220,800
President and Chief Executive Officer	2003	283,750		397,000	—
of the Company and the Bank	2002	193,300	(3)	140,000	37,076

Nancy A. Gray	2004	$128,500		$32,600	8,000
Executive Vice President and Chief Financial	2003	121,250		15,000	3,000
Officer of the Company and the Bank	2002	73,300	(2)	16,000	10,000

(1)	Mr. Dellerba’s bonus compensation is determined pursuant to his employment agreement with the Bank. See “Employment Agreement” below. Ms. Gray’s bonuses were awarded, on a discretionary basis, by the Compensation Committee of the Board of Directors. Of the bonus awarded to Mr. Dellerba in 2002, $56,000 related to services performed in 2001.

(2)	Ms. Gray’s employment with the Company and the Bank commenced on May 1, 2002 and, accordingly, she received eight months of salary in 2002.

(3)	Does not include $41,300 and $25,100 paid in lieu of accrued but unused vacation in 2004 and 2002, respectively.

Option Grants to Executive Officers

The following table sets forth information regarding the options to purchase shares of our common stock that were granted to the Named Officers during the fiscal year ended December 31, 2004:

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to All Employees in Fiscal 2004(1)	Exercise Price ($/Share)(2)	Expiration Date(2)	Potential Realizable Value of Options at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name					5%	10%
Raymond E. Dellerba	180,000	47.8%	$11.20	2014	$1,267,852	$3,212,985
	40,800	10.8	11.34	2014	290,972	737,380

Nancy A. Gray	8,000	2.1%	$10.84	2014	$54,538	$138,209

(1)	During the fiscal year ended December 31, 2004, we granted options to purchase an aggregate of 376,800 shares of common stock to our directors and employees (including Mr. Dellerba and Ms. Gray).

(2)	In each case, the options were granted at an exercise price that was equal to the closing price per share of our common stock as reported by NASDAQ on their respective grant dates. The closing price per share of the Company’s common stock on December 31, 2004, as reported by NASDAQ, was $17.48.

(3)	Mr. Dellerba’s options become exercisable in successive equal monthly installments over a period of 60 months and Ms. Gray’s options become exercisable in five equal annual installments commencing one year after their respective dates of grant. In each case, the options will expire on the 10th anniversary of the respective dates of grant, unless sooner exercised or terminated.

(4)	Potential realizable value is based on the assumption that our common stock appreciates at the annual rates of 5% and 10%, compounded annually from the respective dates of grant and to the expiration of the respective ten-year terms of the options. These amounts are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth.

Option Exercises and Fiscal Year-End Option Values

Neither Mr. Dellerba nor Ms. Gray exercised any options during fiscal 2004.

The following table provides information with respect to the value of unexercised “in-the-money” options held, respectively, by Mr. Dellerba and Ms. Gray as of December 31, 2004.

	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	Exercisable	Unexercisable(2)	Exercisable	Unexercisable
Raymond E. Dellerba	413,990	209,416	$4,448,800	$1,410,200

Nancy A. Gray	4,600	16,400	$43,900	$133,900

(1)	The value of unexercised options has been calculated using the closing price of our common stock on NASDAQ on December 31, 2004, less the applicable exercise price per share, multiplied by the number of shares underlying such options.

Granted and Available Options under Option Plans.

The following table provides information, as of December 31, 2004, relating to our equity compensation plans:

	Column A	Column B	Column C
	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by shareholders	1,346,348	$7.73	301,882
Equity compensation plans not approved by shareholder	—	—	—

	1,346,348	$7.73	301,882

Employment Agreement

Mr. Dellerba is employed as President and Chief Executive Officer of the Bank under a multi-year employment agreement. The original term of the agreement was three years; however, the Agreement renews automatically for additional successive one-year periods through the year 2013, unless sooner terminated by either party. Neither party has elected, by advance notice, to terminate the agreement. As a result, Mr. Dellerba’s employment agreement will remain in effect until at least April 23, 2006. Set forth below is a summary of the terms of Mr. Dellerba’s employment agreement.

Salary. Under the employment agreement, Mr. Dellerba is entitled to receive an annual base salary in an amount which is not less than the median salary for chief executive officers of banks headquartered in the Western United States that are of comparable size to the Bank. Based on that formula, his base annual salary was $322,100 in 2004. Mr. Dellerba’s employment agreement also provides that if the Bank or the Company hires another executive at a compensation level that exceeds the compensation that is then payable to Mr. Dellerba, Mr. Dellerba’s compensation and benefits will be adjusted upward to be at least equal to that of the other executive.

Bonus Compensation. Mr. Dellerba’s employment agreement provides that he will receive an annual performance bonus in an amount which will be determined by mutual agreement of the Bank and Mr. Dellerba on the basis of the Company’s pre-tax earnings for the year for which the bonus is to be paid. In the event, however, that such an agreement cannot be reached, the annual performance bonus is to be no less than 35% of Mr. Dellerba’s base salary, or 3.5% of the Company’s pre-tax earnings for that year, whichever is greater. For 2004, Mr. Dellerba received a performance bonus in an amount equal to 3.5% of the Company 2004 pre-tax earnings. This amount is included in the compensation figures for Mr. Dellerba set forth in the Summary Compensation Table which appears earlier in this Proxy Statement.

The Agreement also provides that if the Company consummates a public offering of its shares in any year, then Mr. Dellerba will become entitled to receive a bonus equal to 1% of the increase in shareholder’s equity during that year (net of any increase attributable to any net profits earned). The Agreement provides that Mr. Dellerba may elect to receive that bonus in cash or in shares of Company stock.

Participation in Management Equity Plans. Mr. Dellerba’s employment agreement provides that he is entitled to participate in the Company’s equity compensation plans and that each year while employed by the Bank he will receive a grant of stock options to purchase a number of shares of our common stock that is at least equal to one-sixth of the number of shares that are the subject of stock option grants to all employees and other participants in such plans during such year. In addition, following the calendar year in which the Company first achieves a ratio of net earnings to average total assets (exclusive of any good will) of at least one percent (1%), Mr. Dellerba will receive fully vested options to purchase, at an exercise price equal to the then fair market value of Company shares, a number of Company shares equal to 0.5% of the sum of the number of Company shares then outstanding and the number of shares subject to then outstanding stock options. For the year ended December 31, 2004, that ratio was less than 1% and, therefore, no options were granted pursuant to that provision of his employment agreement.

Transaction-Based Compensation. Mr. Dellerba’s employment agreement provides that if there occurs a change of control of the Company or the Bank, by means of a private sale of shares, a sale of all or substantially all of its assets or a merger, either during the term of his employment or within 24 months of a termination of his employment by the Company, other than for cause or due to his death, disability or voluntary resignation, Mr. Dellerba will be entitled to receive a one time bonus in an amount equal to one percent (1%) of the gross proceeds of that change of control transaction.

Retirement Benefits. Pursuant to a Supplemental Retirement Plan that was established by the Bank in 2000 and amended in fiscal 2002 (the “Retirement Plan”), subject to his meeting certain vesting requirements described below, upon reaching age 65 Mr. Dellerba would become entitled to receive thereafter 180 equal monthly payments each in an amount equal to 60% of his average monthly base salary during the three years preceding the date of his retirement or other termination of employment (the “retirement payments”). Mr. Dellerba’s right to receive the retirement payments vests monthly during the term of his employment at a rate equal to 1.5 monthly retirement payments for each month of service with the Bank. Accelerated vesting of Mr. Dellerba’s right to receive retirement payments under that Plan will occur on the happening of the following events: (i) a termination of Mr. Dellerba’s employment by the Bank “without cause” or by him due to a “good reason event” (as such term is defined in the Retirement Plan), in which case he would become entitled to receive 24 monthly retirement payments or, if greater, the number of monthly retirement payments that had become vested prior to that termination of employment; or (ii) a Change in Control of the Company (as defined in the Retirement Plan) or the death of Mr. Dellerba while still employed by the Bank, in which event his right to receive all 180 monthly retirement payments would become vested. If Mr. Dellerba should die prior to the time the Bank has made all of his vested retirement payments, then those payments will be made thereafter to Mr. Dellerba’s heirs. The Bank has purchased a policy of insurance on the life of Mr. Dellerba, the cash surrender value or death benefits of which will provide the Bank with a source of funds to pay the benefits under this Plan.

Severance Benefits. If Mr. Dellerba’s employment is terminated without cause by the Bank or he elects to terminate his employment with the Bank due to changes that the Company unilaterally makes to the terms or conditions of his employment that adversely affect him, Mr. Dellerba will become entitled to receive a lump sum cash payment equal to his base salary and target bonus for the remainder of the term of his employment agreement or for the succeeding twenty-four (24) months, whichever is longer. He also will be entitled to a continuation of his health insurance and other benefits for a period of two (2) years. Additionally, on any such termination, all unvested options and other unvested equity compensation to which he would otherwise be entitled will become vested.

Other Benefits. In addition to health insurance and other employee benefits that are generally available to all management employees of the Bank, Mr. Dellerba is provided with the use of a Bank-owned automobile and may elect to receive supplemental life and disability insurance.

Certain Transactions

In the ordinary course of its business, the Bank makes loans to and engages in other banking transactions with its directors and their associates. Such loans and other banking transactions are made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with persons of comparable creditworthiness who have no affiliation with the Company or the Bank. In addition, such loans are made only if they do not involve more than the normal risk of collectibility of loans made to non-affiliated persons and do not present any other unfavorable features.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee. The members of the Compensation Committee in 2004 were Warren T. Finley, the Committee’s Chairman, and George H. Wells, Julia M. DiGiovanni, Ronald W. Chrislip, Dr. John Thomas and Robert E. Williams, each of whom was determined by the Board of Directors to be independent within the meaning of that term in the NASDAQ’s listed company rules.

No Interlocks. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for approving salaries, awarding bonuses and granting options to the Named Officers and other key management employees, and overseeing the development and implementation of compensation and benefit programs, including the Company’s incentive stock plans, that are designed to enable the Company and Bank to retain existing, and attract new, management personnel and thereby remain competitive with other financial institutions in its market areas.

The following report is submitted by the Compensation Committee members with respect to the executive compensation policies established by the Committee and the compensation of executive officers for the fiscal year ended December 31, 2004.

Compensation Policies and Objectives

In adopting, and also evaluating the effectiveness of, compensation programs for executive officers, as well as other management employees of the Company and the Bank, the Committee is guided by three basic principles:

•	The Company and the Bank must be able to attract and retain highly qualified and experienced banking professionals with proven performance records.

•	A substantial portion of annual executive compensation should be tied to the Bank’s performance, measured in terms of profitability, asset growth and asset quality and other factors that can affect the financial performance of the Bank.

•	The financial interests of the Company’s senior executives should be aligned with the financial interests of the shareholders, primarily through stock option grants, which reward executives for improvements in the market performance of the Company’s common stock.

Attracting and Retaining Executives and Other Key Employees

There is substantial competition among banks and other financial institutions and financial service organizations for qualified banking professionals. In order to retain executives and other key employees, and to attract additional well-qualified banking professionals when the need arises, the Company strives to offer salaries and health care, retirement and other employee benefit programs to its executives and other key employees which are competitive with those offered by other banks and financial services organizations in California.

In establishing salaries for the Named Officers and other executives, the Compensation Committee reviews (i) the historical performance of those officers and other executives; and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial services organizations which are comparable, in terms of asset-size, capitalization and performance, to the Bank. Another factor, which is considered in establishing salaries of executive officers, is the cost of living in Southern California, which generally is higher than in other parts of the country.

Performance-Based Compensation

Following the end of each fiscal year, the Compensation Committee determines the bonuses to be awarded for such year to the Company’s key executives. Those determinations are made on the basis of (i) various financial measures that the Board has determined have the greatest impact on the Company’s results of operations, such as the Company’s net interest income and other income, the quality and performance of its loan portfolio and investment portfolio, the growth of its interest-earning assets, the mix of its deposits between lower cost core deposits and higher cost time deposits, and the efficiency of its operations and, finally, its net earnings for the year, and (ii) the contributions made by each of those executives to the Company’s financial performance. For her contributions to the Company’s financial performance in fiscal 2004, the Compensation Committee awarded Ms. Gray a discretionary bonus in the amount of $32,600.

Stock Programs

The Company grants stock options to its senior executives and other key employees on a periodic basis in order to align their financial interests with those of the shareholders. Stock option grants reward senior executives and other key employees for performance that results in improvements in the market performance of the Company’s stock, which directly benefits all shareholders. Generally, the number of shares included in each stock option grant is determined on the basis of an evaluation of the executive’s importance to the future performance of the Company. As a general rule, the more senior the executive, the greater the number of option shares that are awarded. The Compensation Committee generally has followed the practice, when awarding options, to provide for them to become exercisable in installments over a multi-year period and for options that have not yet become exercisable to terminate automatically on any termination of an optionee’s employment with the Company, in order to reward employees for longer term improvements in stock price performance, to provide an incentive for management employees to remain with the Company and to create a disincentive for them to seek employment elsewhere.

CEO Compensation

The Board of Directors decided that it would be prudent and in the Company’s best interests for the Bank to enter into a multi-year employment agreement with Raymond Dellerba, its Chief Executive Officer. Accordingly, the Bank entered into such an agreement with Mr. Dellerba in 2000. A description of that agreement is contained above in the Section of this Proxy Statement entitled “Compensation of Executive Officers – Employment Agreement.” The Committee believes that this employment agreement serves to assure continuity and stability of management and to deter competing banks from attempting to hire away our Chief Executive Officer. Other considerations that led the Board of Directors to approve Mr. Dellerba’s employment agreement were (i) the extent of Mr. Dellerba’s banking experience, developed primarily in the Bank’s principal market areas in Southern California, (ii) the loyal following Mr. Dellerba has developed and maintained over the years with businesses based in and individuals residing in the Bank’s market areas, which enabled us to attract a substantial number of customers to the Bank and to attract the Bank’s initial investors without having to incur significant marketing costs, and (iii) the compensation arrangements that other banks and financial services companies in Southern California have entered into with their chief executive officers that have banking experience and performance records comparable to that of Mr. Dellerba.

Salary. Mr. Dellerba’s employment agreement entitles him to be paid an annual base salary that is not less than the median salary for chief executive officers of banks headquartered in the Western United States that are of comparable size to that of Pacific Mercantile Bank.

Performance-Based Compensation. Mr. Dellerba’s employment agreement provides that Mr. Dellerba is to receive an annual performance bonus in an amount to be agreed upon by him and the Bank; but that if such an agreement cannot be reached, in an amount that is no less than 35% of Mr. Dellerba’s base annual salary or 3.5% of the Company’s pre-tax earnings for that year, whichever is greater. Based on that formula, Mr. Dellerba was awarded bonus compensation of $290,700 for 2004, which is equal to 3.5% of the Company’s pre-tax earnings for 2004. See “Compensation of Executive Officers – Employment Agreement –Bonus Compensation.”

Incentive Stock Awards. During 2004, the Compensation Committee approved grants to Mr. Dellerba of stock options entitling him to purchase up to an aggregate of 220,800 shares of our common stock, at exercise prices equal to the closing prices of the Company’s shares, on NASDAQ, on the respective dates of grant of those options. In accordance with the Committee’s general policy, those options become exercisable in successive equal monthly installments over a period of 60 months.

Respectfully Submitted,

The Compensation Committee of the Board of Directors

Warren T. Finley
George H. Wells
Ronald W. Chrislip
Julia M. DiGiovanni
Dr. John Thomas
Robert E. Williams

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2004 (the “2004 financial statements”).

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Grant Thornton, LLP (“Grant Thornton”), is responsible for auditing the financial statements and for expressing an opinion as to whether the financial statements present fairly the consolidated financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles in the United States.

The Audit Committee has reviewed and discussed the 2004 financial statements with management and Grant Thornton. In addition, the Audit Committee has discussed the matters required pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Grant Thornton, has received written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence disclosures and letter with Grant Thornton and has considered the compatibility of any non-audit services performed by Grant Thornton for the Company on its independence. Based solely on the Audit Committee’s review of the matters noted above and its discussions with the Company’s auditors and the Company’s management, the Audit Committee recommended to the Board of Directors that the Company’s 2004 financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

The Audit Committee’s duty is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the financial statements, to plan or conduct audits, or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. With the exception of Mr. Williams, the members of the Audit Committee are not professionally engaged in the practice of accounting and none of the Audit Committee members, including Mr. Williams is, and none of them represents himself to be, performing the functions of auditors or accountants for the Company. Accordingly, the members of the Audit Committee may rely, and have relied, without independent verification, on the information provided to them and on the representations made by management and Grant Thornton. Additionally, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Respectfully Submitted,

The Audit Committee of the Board of Directors

Robert E. Williams
George H. Wells
Warren T. Finley

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Reports of the Compensation Committee and the Audit Committee and the Stock Performance Graph on the following page shall not be incorporated by reference into any such filings.

COMPANY STOCK PERFORMANCE

The following graph compares the stock performance of our common stock, in each of the years in the five year period ended December 31, 2004, with that of (i) the companies included in the Russell 2000 Index, (ii) an index that we have used in prior years (the “California Bank Peer Group”), which is made up of four other California-based banks or bank holding companies with market capitalizations, as of December 31, 2004, of up to $75 million; and (iii) an index, published by SNL Securities L.C. (“SNL”) and known as the SNL Western Bank Index, which is comprised of 71 banks and bank holding companies whose shares are listed on NASDAQ or the New York Stock Exchange and most of which are based in California and the others of which are based in six other western states, including Oregon, Washington and Nevada. We are using the SNL Western Bank Index for the first time and intend, in future years, to use that Index in place of the California Bank Peer Group index, because we believe that the stock prices of the companies making up the California Bank Peer Group Index no longer provide a meaningful comparison, primarily as a result of the growth of our market capitalization to more than $170 million as of December 31, 2004. Additionally, we believe that the banks and bank holding companies comprising the SNL Western Bank Index are more comparable to us, in terms of the markets on which their shares trade, and their size and market capitalizations.

	Period Ending
	6/14/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Pacific Mercantile Bancorp	100.00	73.85	98.46	89.05	119.02	215.14
Russell 2000 Index	100.00	95.49	97.86	77.82	114.59	135.59
California Bank Peer Group Index	100.00	77.01	107.01	117.65	195.59	228.51
SNL Western Bank Index	100.00	122.52	107.14	117.22	158.79	180.45

The Stock Performance Graph assumes that $100 was invested in the Company on June 14, 2000 (which was the date on which the Company’s shares commenced trading on the NASDAQ National Stock Market), and in the Russell 2000 Index, the California Bank Peer Group Index and the SNL Western Bank Index and that any dividends issued for the indicated periods were reinvested. Shareholder returns shown in the Performance Graph are not necessarily indicative of future stock performance.

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton, LLP (“Grant Thornton”) audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2004. A representative of Grant Thornton will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Grant Thornton has been retained as the Company independent registered accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2005 and to conduct reviews of the Company’s quarterly financial statements for the first three quarters of 2005.

The Audit Committee’s Charter provides that the Audit Committee must pre-approve services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagements of Grant Thornton pursuant to which it provided the audit, tax and the other services described below for the fiscal year ended December 31, 2004.

Audit and Other Fees

Grant Thornton performed the following services for the Company relating to the year ended December 31, 2004:

Audit Services. Audit services consisted of the audit of the Company’s consolidated financial statements for, and reviews of the Company’s quarterly financial statements that were included in our Quarterly Reports on Form 10-Q filed with the SEC during, the year ended December 31, 2004.

Tax Services. Grant Thornton rendered tax advisory and planning and income tax preparation services to the Company in 2004.

Other Services. Grant Thornton rendered professional services consisting primarily of an evaluation of, and the issuance of an attestation report relating to, the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The following table contains information regarding the fees billed by Grant Thornton for its services in 2004 and 2003:

	Fees Billed by Grant Thornton
Nature of Services	2004	2003
Audit Services	$167,900	$177,400
Audit-Related Services	$—	$140,800	(1)
Tax Services	$13,000	$12,000
Other Services	$93,500	$55,800

(1)	Audit-related services in 2003 consisted of accounting services rendered in connection with a public offering of our common stock that we completed in December 2003.

The Audit Committee has determined that the provision of tax and other services rendered by Grant Thornton and the fees paid for those services in fiscal 2004 were compatible with maintaining Grant Thornton’s independence.

SOLICITATION

We will pay the costs of soliciting proxies from our shareholders, and plan on soliciting proxies by mail. In order to ensure adequate representation at the Annual Meeting, our directors, officers and employees may communicate with shareholders, brokerage houses and others by telephone, email, telegraph or in person, to request that proxies be furnished (but will not receive any additional compensation for doing so). We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares.

SHAREHOLDER PROPOSALS

Under Securities Exchange Act Rule 14a-8, any shareholder desiring to submit a proposal for inclusion in our proxy materials for our 2006 Annual Meeting of Shareholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the release of Company’s proxy materials for the 2005 Annual Meeting. However, if the date of our Annual Meeting in 2006 changes by more than 30 days from the date on which our 2005 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2006 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested shareholders should refer.

OTHER MATTERS

We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

Raymond E. Dellerba

President and Chief Executive Officer

April 14, 2005

The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2004 is being mailed concurrently with this Proxy Statement to all Shareholders of record as of April 8, 2005. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 WILL BE PROVIDED (WITHOUT EXHIBITS) TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, PACIFIC MERCANTILE BANCORP, 949 SOUTH COAST DRIVE, THIRD FLOOR, COSTA MESA, CALIFORNIA 92626.

PROXY

PACIFIC MERCANTILE BANCORP

ANNUAL MEETING OF SHAREHOLDERS – MAY 17, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby revokes all previous proxies that the undersigned may have given, and hereby appoints George H. Wells, Raymond E. Dellerba and Warren T. Finley, and each of them individually, with full power of substitution, as the attorneys and proxies of the undersigned, to represent the undersigned, and to vote as indicated below all the shares of Common Stock of Pacific Mercantile Bancorp which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held at the Sutton Place Hotel, 4500 MacArthur Boulevard, Newport Beach, California 92660, on Tuesday, May 17, 2005, at 2:00 P.M. Pacific Time, and at any and all adjournments or postponements thereof.

IMPORTANT-PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

(continued from other side)

PROPOSAL 1. Election of Directors:

FOR THE NOMINEES LISTED BELOW WITHHOLD AUTHORITY (to vote for the nominees listed below)

Raymond E. Dellerba, George H. Wells, Ronald W. Chrislip, Julia M. DiGiovanni, Warren T. Finley, John Thomas, M.D., and Robert E. Williams.

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space below.)

IN THEIR DISCRETION, ON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ABOVE. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THOSE SHARES WILL BE VOTED “FOR” APPROVAL OF THAT PROPOSAL. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE ON ALL OTHER MATTERS THAT MAY BE PRESENTED FOR A VOTE OF THE SHAREHOLDERS AT THE MEETING.

Do You Plan to Attend the Meeting? YES NO

Date: , 2005

(Signature of Shareholder)

(Signature of Shareholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Please Detach Here

You Must Detach This Portion of the Proxy Card

Before Returning it in the Enclosed Envelope